The information in this Prospectus Supplement is not complete and may be changed. The Trust may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement and the accompanying Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 14, 2026

FORM OF PROSPECTUS SUPPLEMENT

(to Prospectus dated [•])

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust

Common Shares of Beneficial Interests

Having an Aggregate Initial Offering Price of Up to $[   ]

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust’s primary investment objective is to provide current income with a secondary objective of long-term capital appreciation. The Trust cannot assure investors that it will achieve its investment objectives.

The Trust seeks to achieve its investment objectives by investing primarily in a diversified portfolio of taxable municipal securities and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities. Under normal market circumstances, the Trust invests at least 80% of its Managed Assets (as defined herein) in taxable municipal securities, including Build America Bonds (“BABs”), which qualify for federal subsidy payments under the American Recovery and Reinvestment Act of 2009 (the “Act”), and other investment grade, income generating debt securities, including debt instruments issued by non-profit entities (such as entities related to healthcare, higher education and housing), municipal conduits, project finance corporations, and tax-exempt municipal securities. Under normal circumstances, the Trust invests at least 80% of its Managed Assets in securities that, at the time of investment, are investment grade quality. Under normal market conditions, the Trust may invest up to 20% of its Managed Assets in securities that, at the time of investment, are rated below investment grade quality (that is below Baa3 by Moody’s or below BBB- by S&P or Fitch) or are unrated by any nationally recognized statistical rating organizations (“NRSRO”) but judged to be of comparable quality by the Adviser (as defined herein). Under normal circumstances, the Trust does not invest more than 25% of its Managed Assets in municipal securities in any one state of origin. Under normal circumstances, the Trust will invest at least 50% of its Managed Assets in taxable municipal securities. For purposes of such 50% investment policy, taxable municipal securities means taxable municipal bonds. “Managed Assets” (as further described herein) means the total assets of the Trust, including the assets attributable to the proceeds from financial leverage, minus liabilities, other than liabilities related to any financial leverage.

The Trust has entered into a [•] (the “Sales Agreement”) among [•] relating to the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Trust may offer and sell Common Shares having an aggregate initial offering price of up to $[•], from time to time, through [•] as the Trust’s agent for the offer and sale of the Common Shares.

[•] will be entitled to compensation of up to [•]% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Trust and [•] from time to time. In connection with the sale of the Common Shares on behalf of the Trust, [•] may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), and the compensation of [•] may be deemed to be underwriting commissions or discounts.

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a) (4) under the 1933 Act.

The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GBAB.” The net asset value (“NAV”) per share of the Trust’s Common Shares at the close of business on [•], was $[•] per share, and the last reported sale price of the Common Shares on the NYSE on such date was $[•] per share, representing a [premium/discount] to NAV per share of [•]%. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current NAV per Common Share on any given day, the Trust will instruct [•] not to make any sales on such day.

This Prospectus Supplement, together with the accompanying Prospectus, dated [•], sets forth concisely the information that you should know before investing in the Trust’s Common Shares. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information about the Trust, before deciding whether to invest in the Common Shares of the Trust, and you should retain these documents for future reference. A Statement of Additional Information dated [•] (the “SAI”), as supplemented from time to time, containing additional information about the Trust, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus.

This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI or request other information about the Trust (including the Trust’s annual and semi-annual reports) or make shareholder inquiries by calling (800) 345-7999 or by writing to the Investment Adviser at Guggenheim Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois, 60606, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s reports and the SAI will also be available from the Trust’s website at www.guggenheiminvestments.com/gbab. The information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus Supplement or the accompanying Prospectus.

The Trust’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investors could lose money by investing in the Trust.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Investing in the Trust’s Common Shares involves certain risks. The Trust intends to utilize leverage, which is subject to numerous risks. An investment in the Trust is subject to investment risk, including the possible loss of the entire principal amount that you invest. See “Risks” beginning on page [•] of the accompanying Prospectus. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Common Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus Supplement is dated [•].

* * *

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the SAI, including documents incorporated by reference herein or therein, contain or incorporate by reference “forward-looking statements,” within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties and may be expressed differently, and actual results could differ materially from those contemplated by the forward-looking statements. Examples of factors that could materially affect the Trust’s actual results are the performance of the portfolio of securities held by the Trust, the conditions in the U.S. and international economies and financial and other markets, the price at which the Trust’s Common Shares trade in the public markets and other factors discussed in the Trust’s periodic filings with the SEC.

Although the Trust believes that the expectations expressed in any forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in any forward-looking statements. The Trust’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Principal Risks of the Trust” section of the accompanying Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Trust’s ongoing obligations under the federal securities laws, the Trust does not intend, and the Trust undertakes no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the 1933 Act.

Currently known risk factors that could cause actual results to differ materially from the Trust’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Trust urges you to review carefully those sections for a more detailed discussion of the risks of an investment in the Common Shares.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in making your investment decisions. Neither the Trust nor [•] has authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust and [•] take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement and in the accompanying Prospectus is accurate only as of the respective dates on their front covers. The Trust’s business, financial condition and prospects may have changed since such dates. The Trust will advise investors of any material changes to the extent required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Trust’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus dated [•], especially the information set forth under the headings “Investment Objectives, Strategies and Policies” and “Risks,” prior to making an investment in the Trust’s Common Shares. You may also wish to request a copy of the Trust’s Statement of Additional Information dated [•] (the “SAI”), as supplemented from time to time, which contains additional information about the Trust and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

The Trust

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Trust”) is a diversified, closed-end management investment company that commenced operations on October 27, 2010. The Trust’s primary investment objective is to provide current income with a secondary objective of long-term capital appreciation.

The Trust’s common shares of beneficial interest, par value $0.01 per share, are called “Common Shares” and the holders of Common Shares are called “Common Shareholders” throughout this Prospectus Supplement and the accompanying Prospectus.

Management of the Trust

Guggenheim Funds Investment Advisors, LLC (“GFIA” or the “Investment Adviser”) acts as the Trust’s investment adviser. GFIA is responsible for the management of the Trust.

Guggenheim Partners Investment Management, LLC acts as the Trust’s investment sub-adviser (the “Sub-Adviser”). The Sub-Adviser manages the investment of the assets of the Trust in accordance with its investment objectives and policies, places orders to purchase and sell securities on behalf of the Trust, and, at the request of the Investment Adviser, consults with the Investment Adviser as to the overall management of the assets of the Trust and its investment policies and practices.

Each of the Investment Adviser and the Sub-Adviser is a wholly-owned subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, the clients of which are a mix of individuals, family offices, endowments, investment funds, foundations, insurance companies and other institutions that have entrusted Guggenheim

Partners with the supervision of approximately $[•] billion of assets as of [•]. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia. The Investment Adviser and the Sub-Adviser are referred to herein collectively as the “Adviser.”

Listing and Symbol	The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GBAB.” The NAV per share of the Common Shares at the close of business on [•], was $[•] per share, and the last reported sale price of the Common Shares on the NYSE on such date was $[•] per share, representing a [premium/discount] to NAV per share of [•]%.
Distributions	The Trust has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Trust’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust expects that distributions paid on the Common Shares will generally consist of (i) investment company taxable income expected to be taxed as ordinary income, which includes, among other things, investment income, short-term capital gains and income from certain hedging and interest rate transactions, (ii) long-term capital gains and (iii) return of capital. The Trust’s distribution rate is not constant and the amount of distributions, when declared by the Board of Trustees, is subject to change. There is no guarantee of any future distribution or that the current returns and distribution rate will be maintained.
The Offering

The Trust has entered into a [•] (the “Sales Agreement”) among [•] relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Trust may offer and sell Common Shares having an aggregate initial offering price of up to $[•], from time to time, through [•] as the Trust’s agent for the offer and sale of the Common Shares.

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the1933 Act. See “Plan of Distribution” in this Prospectus Supplement.

The Common Shares may not be sold through agents, underwriters or dealers without delivery or deemed delivery of the Prospectus and this Prospectus Supplement describing the method and terms of the offering of Common Shares.

Under the 1940 Act, the Trust may not sell Common Shares at a price below the then current NAV per Common Share, after taking into account any commission or discount.

Risks	See “Risks” beginning on page [•] of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Trust’s Common Shares.
Use of Proceeds	The Trust intends to invest the net proceeds of the offering in accordance with its investment objectives and policies as stated in the accompanying Prospectus or otherwise invest the net proceeds as follows. It is currently anticipated that the Trust will be able to invest most of the net proceeds of the offering of Common Shares in accordance with its investment objectives and policies within three months after the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. Government securities or high quality, short-term debt securities. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Trust, including net proceeds of the offering, is usually used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Trust’s distributions may be greater than the Trust’s net investment income or profit. The offering of Common Shares supports the Trust’s asset level and if the Trust does not offer or sell Common Shares, the Trust may not be able to maintain historical distribution levels for extended periods of time.

SUMMARY OF TRUST EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Trust as of [•] (except as noted below) after giving effect to the anticipated net proceeds of the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus and assuming that the Trust incurs the estimated offering expenses. The purpose of the table and the example below is to help you understand the fees and expenses that you, as Common Shareholder, would bear directly or indirectly. The following table should not be considered a representation of the Trust’s future expenses. Actual expenses may be greater or less than shown. The following table shows estimated Trust expenses as a percentage of average net assets attributable to Common Shares, and not as a percentage of Managed Assets. See “Management of the Trust” in the accompanying Prospectus.

Shareholder Transaction Expenses
Sales load (as a percentage of offering price)(1)	[•]%
Offering expenses borne by the Trust (as a percentage of offering price)(1)(2)	[•]%
Dividend Reinvestment Plan fees(3)	None

Annual Expenses	As a Percentage of Average Net Assets Attributable to Common Shares(4)
Management fee(5)	[ ]%
Interest expense(6)	[ ]%
Other expenses(7)	[ ]%
Total annual expenses	[ ]%

(1)	Represents the estimated commission with respect to the Common Shares being sold in this offering. [•] will be entitled to compensation of up to [•]% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Trust and [•] from time to time. The Trust has assumed that [•] will receive a commission of [•]% of the gross sale price of the Common Shares sold in this offering.
(2)	The Trust and Investment Adviser have agreed, in connection with offerings under this registration statement, that the Trust will pay offering expenses in an amount up to the lesser of the Trust’s actual offering costs or 0.60% of the total offering price of the Common Shares sold in such offerings and that offering expenses that exceed 0.60% of the total offering price of the Common Shares will be paid by the Investment Adviser. The Investment Adviser and the Trust have also agreed that certain offering expenses of the Trust may be paid by the Investment Adviser initially and reimbursed by the Trust, subject to the foregoing limitation. The Investment Adviser has no right to recoup (or to reimbursement for) expenses in excess of 0.60% that the Investment Adviser previously paid on the Trust’s behalf to the extent that the Trust’s offering costs in any year are less than 0.60%. Such agreement will be in effect for the life of the registration statement with respect to all Common Shares sold pursuant to the registration statement and may only be terminated by the Board of Trustees of the Trust
(3)	You will pay brokerage charges if you direct Computershare Trust Company, N.A. the (“Plan Agent”) to sell your Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan” in the accompanying Prospectus.

(4)	Based upon average net assets attributable to Common Shares during the fiscal year ended [•], after giving effect to the anticipated net proceeds of the Common Shares offered by this Prospectus Supplement based on an assumed price per share of $[•] (the last reported sale price of the Trust’s Common Shares on the NYSE as of [•]). The price per share of any sale of Common Shares may be greater or less than the price assumed herein, depending on the market price of the Common Shares at the time of any sale. There is no guarantee that there will be any sales of Common Shares pursuant to this Prospectus Supplement. The number of Common Shares actually sold pursuant to this Prospectus Supplement may be less than as assumed herein.
(5)	The Trust pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 0.60% of the Trust’s average daily Managed Assets. Because the Management fee shown is based upon outstanding Financial Leverage of [•]% of the Trust’s average Managed Assets, the Management fee as a percentage of average net assets attributable to Common Shares is higher than if the Trust did not utilize such Financial Leverage. If Financial Leverage of more than [•]% of the Trust’s average Managed Assets is used, the Management fee shown would be higher.
(6)	Includes interest payments on borrowed funds (if any) and interest expenses on reverse repurchase agreements. Interest payments on borrowed funds is based upon the Trust’s outstanding borrowings as of [•], which included borrowings under the Trust’s committed facility agreement in an amount equal to [•]% of the Trust’s Managed Assets, at an average interest rate of [•]%. Interest expenses on reverse repurchase agreements is based on the Trust’s outstanding reverse repurchase agreements as of [•] in an amount equal to [•]% of the Trust’s Managed Assets, at a weighted average interest rate cost to the Trust of [•]%. The actual amount of interest payments and expenses by the Trust will vary over time in accordance with the amount of borrowings and reverse repurchase agreements and variations in market interest rates.
(7)	Other expenses are estimated for the current fiscal year.

Example

As required by relevant SEC regulations, the following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of [•]% of net assets attributable to Common Shares, (2) the sales load of $[•] and estimated offering expenses of $[•], and (3) a 5% annual return*:

Total Annual Expenses Paid by Common Shareholders	1 Year	3 Years	5 Years	10 Years
	$[•]	$[•]	$[•]	$[•]

*	The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Trust’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the Example. The Example assumes that all dividends and distributions are reinvested at NAV. See “Distributions” and “Dividend Reinvestment Plan” in the accompanying Prospectus. The above table and Example and the assumption in the Example of a 5% annual return are required by regulations of the SEC. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Trust’s Common Shares. For more complete descriptions of certain of the Trust’s costs and expenses, see “Management of the Trust” in the accompanying Prospectus. The Example assumes that the “Other expenses” set forth in the table are accurate.

CAPITALIZATION

In accordance with the terms of the Sales Agreement, the Trust may offer and sell Common Shares having an aggregate initial offering price of up to $[•], from time to time, through [•] as the Trust’s agent for the offer and sale of Common Shares. The price per share of any Common Share sold hereunder may be greater or less than the price of $[•] per share (the last reported sale price for the Trust’s Common Shares on the NYSE as of [•]) assumed herein, depending on the market price of the Common Shares at the time of such sale. Furthermore, there is no guarantee that the Trust will sell all of the Common Shares available for sale hereunder or that there will be any sales of Common Shares hereunder. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current NAV per Common Share on any given day, the Trust will instruct [•] not to make any sales on such day.

The following table sets forth the Trust’s capitalization at [•]:

(i)             on a historical basis as of [•] (audited);

(ii)           on a pro forma as adjusted basis, as of [•], to reflect the issuance of an aggregate of [•] Common Shares pursuant to the Trust’s Dividend Reinvestment Plan, and the application of the net proceeds from such issuances of Common Shares; and the issuance and sale of [•] Common Shares issued and sold after May 31, 2026, but prior to the date of this Prospectus Supplement (less the commission paid and offering expenses payable by the Trust in connection with the issuance and sale of such Common Shares); and [an increase/decrease] in Borrowings and reverse repurchase agreements of $[•] (unaudited); and

(iii)         on a pro forma as further adjusted basis to reflect the assumed sale of [•] Common Shares at a price of $[•] per share (the last reported sale price for the Trust’s Common Shares on the NYSE as of [•]), in an offering under this Prospectus Supplement and the accompanying Prospectus less the assumed commission of $[•] (representing an estimated commission paid to [•] of [•]% of the gross proceeds of the sale of Common Shares effected by [•] in this offering) and estimated offering expenses payable by the Trust of $[•] (unaudited).

Short-Term Debt:	Actual (audited)	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Borrowings and Reverse Repurchase Agreements	$[•]	$[•]	$[•]
Common Shareholder’s Equity:
Common shares of beneficial interest, par value $0.01 per share; unlimited shares authorized, [•] shares issued and outstanding (actual), [•] shares issued and outstanding (as adjusted), and [•] shares issued and outstanding (as further adjusted)	$[•]	$[•]	$[•]
Additional paid-in capital	$[•]	$[•]	$[•]
Total distributable earnings (loss)	$[•]	$[•]	$[•]
Net assets	$[•]	$[•]	$[•]

USE OF PROCEEDS

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act. Assuming the sale of [•] Common Shares under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Trust from this offering will be approximately $[•] after deducting the estimated commission and estimated offering expenses. There is no guarantee that there will be any sales of Common Shares pursuant to the Prospectus Supplement. The price per share of any Common Share sold hereunder may be greater or less than the price assumed herein, depending on the market price of the Common Shares at the time of such sale. Furthermore, there is no guarantee that the Trust will sell all of the Common Shares available for sale hereunder or that there will be any sales of Common Shares hereunder. To the extent that the market price per share of the Trust’s Common Shares, less any distributing commission or discount, is less than the then current NAV per Common Share on any given day, the Trust will instruct [•] not to make any sales on such day. As a result, the actual net proceeds received by the Trust may be less than the amount of net proceeds estimated in this paragraph.

The Trust intends to invest the net proceeds of the offering in accordance with its investment objectives and policies as stated in the accompanying Prospectus or otherwise invest the net proceeds as follows. It is currently anticipated that the Trust will be able to invest most of the net proceeds of the offering in accordance with its investment objectives and policies within three months after the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. Government securities or high quality, short-term debt securities. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Trust, including net proceeds of the offering, is usually used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Trust’s distributions may be greater than the Trust’s net investment income or profit. The offering of Common Shares supports the Trust’s asset level and if the Trust does not offer or sell Common Shares, the Trust may not be able to maintain historical distribution levels for extended periods of time.

PLAN OF DISTRIBUTION

Under the Sales Agreement, upon written instructions from the Trust, [•] will use its commercially reasonable efforts consistent with its sales and trading practices, to solicit offers to purchase the Common Shares under the terms and subject to the conditions set forth in the Sales Agreement. [•]’s solicitation will continue until the Trust instructs [•] to suspend the solicitations and offers. The Trust will instruct [•] as to the amount of Common Shares to be sold by [•]. The Trust may instruct [•] not to sell Common Shares if the sales cannot be effected at or above the price designated by the Trust in any instruction. The Trust or [•] may suspend the offering of Common Shares upon proper notice and subject to other conditions.

[•] will provide written confirmation to the Trust not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold under the Sales

Agreement. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Trust and the compensation payable by the Trust to [•] in connection with the sales.

The Trust will pay [•] commissions for its services in acting as agent for the sale of Common Shares. [•] will be entitled to compensation of up to [•]% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Trust and [•] from time to time. There is no guarantee that there will be any sales of Common Shares pursuant to this Prospectus Supplement.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by the Trust and [•] in connection with a particular transaction, in return for payment of the net proceeds to the Trust. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of Common Shares on behalf of the Trust, [•] may be deemed to be an “underwriter” within the meaning of the 1933 Act, and the compensation paid to [•] may be deemed to be underwriting commissions or discounts. The Trust and the Investment Adviser have agreed to provide indemnification and contribution to [•] against certain civil liabilities, including liabilities under the 1933 Act. The Trust and the Investment Adviser have also agreed to reimburse [•] for other specified expenses.

The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Sales Agreement or (2) the termination of the Sales Agreement. The Sales Agreement may be terminated by the Trust in its sole discretion at any time by giving 10 days’ notice to [•]. The Sales Agreement may be terminated by the Investment Adviser in its sole discretion in the event the Investment Adviser ceases to act as investment adviser to the Trust. In addition, [•] may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time following a period of 30 days from the date of the Sales Agreement by giving 10 days’ notice to the Trust.

Under the 1940 Act, the Trust may not sell Common Shares at a price below the then current NAV per Common Share, exclusive of any distributing commission or discount. To the extent that the market price per share of the Trust’s Common Shares is less than the then current NAV per Common Share, exclusive of any distributing commission or discount, on any given day, the Trust will instruct [•] not to make any sales on such day.

In accordance with the terms of the Sales Agreement, the Trust may offer and sell Common Shares having an aggregate initial offering price of up to $[•], from time to time, through [•] as agent for the Trust for the offer and sale of Common Shares.

The principal business address of [•] is [•].

LEGAL MATTERS

Certain legal matters will be passed on by Dechert LLP, Washington, D.C., as counsel to the Trust in connection with the offering of the Common Shares. Certain legal matters will be passed on by [•], as special counsel to [•] in connection with the offering of Common Shares.

INCORPORATION BY REFERENCE

This Prospectus Supplement is part of a registration statement that has been filed with the SEC. The Trust is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Trust files with the SEC will automatically update and supersede this information.

The documents listed below and any reports and other documents subsequently filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 or pursuant to Section 30(b)(2) under the 1940 Act, prior to the termination of this offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement from the date of the filing of such reports and documents:

  The Trust’s SAI, dated [ ], 2026, filed with the SEC with the accompanying Prospectus;
  The Trust’s annual report on Form N-CSR for the fiscal year ended May 31, 2026, filed with the SEC on August 7, 2026;
  The Trust’s definitive proxy statement on Schedule 14A, filed with the SEC on February 26, 2026; and
  The description of the Trust’s common shares contained in its registration statement on Form 8-A (File No. 001-34924), filed with the SEC on October 22, 2010, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

You may request a free copy of the information incorporated by reference into this Prospectus Supplement by calling (800) 345-7999 or by writing to the Investment Adviser at Guggenheim Funds Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois 60606, or you may obtain a copy (and other information regarding the Trust) from the SEC’s web site (http://www.sec.gov). Free copies of the Trust’s reports will also be available from the Trust’s web site at www.guggenheiminvestments.com/gbab. The information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus Supplement, the Prospectus or the SAI.

ADDITIONAL INFORMATION

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the 1933 Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration

Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement, other documents incorporated by reference, and other information the Trust has filed electronically with the SEC may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov), by calling (800) 345-7999, by writing to the Investment Adviser at Guggenheim Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois 60606, or by visiting our website at www.guggenheiminvestments.com.